UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/28/2007

Hoku Scientific, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-51458

Delaware	99-0351487
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1075 Opakapaka St.
Kapolei, HI 96707
(Address of principal executive offices, including zip code)

808-682-7800
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Agreement with Idaho Power Company for Construction of Hoku Electric Substation and Associated Facilities

On December 28, 2007, Hoku Materials, Inc., a wholly-owned subsidiary of Hoku Scientific, Inc., entered into an Agreement for Construction of Hoku Electric Substation and Associated Facilities, or the Construction Agreement, with Idaho Power Company to complete the construction of the electric substation to provide power for its planned polysilicon production plant in Pocatello, Idaho. Hoku Materials is obligated to pay Idaho Power Company an aggregate of $14.8 million for the completion of the substation and associated facilities, with an initial payment of $3.7 million due on January 8, 2008. Under the terms of the Construction Agreement, the substation and associated facilities are scheduled to be completed on or before February 15, 2009. The Construction Agreement provides that Idaho Power Company may invoice Hoku Materials additional amounts for temporary power to enable the start-up and operation of the planned polysilicon production plant prior to February 15, 2009.

The Construction Agreement will be filed with Hoku's Quarterly Report on Form 10-Q for the fiscal quarter ending December 31, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hoku Scientific, Inc.

Date: January 02, 2008	By:	/s/ Dustin M. Shindo
Dustin M. Shindo
Chairman of the Board of Directors, President and Chief Executive Officer